EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”), is made and entered into as of July 2, 2007, by and among Grill Concepts, Inc., a Delaware corporation (the “Company”), Robert Spivak (the “Selling Stockholder”) and the undersigned prospective investor (the “Investor”) who is subscribing for shares of the Company’s Common Stock, par value $0.00004 per share (the “Common Stock”), and warrants to purchase shares of Common Stock. For the purposes of this Agreement, the term “Sellers” shall mean the Company and the Selling Stockholder. For purposes of this Agreement, a “Unit” shall mean (A) twenty shares of Common Stock and (B) a warrant, in the form attached hereto as Exhibit A, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof (each, a “Warrant”), entitling the holder thereof to purchase seven shares of Common Stock (subject to adjustment as provided in the Warrant).

ARTICLE I

PURCHASE AND SALE OF UNITS; CLOSING

1.1 Purchase and Sale of the Units.

(a) Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Sellers the number of Units indicated on Schedule A hereto (the “Subscription Amount”) at a purchase price per Unit equal to $140.88 (the “Unit Price”) for an aggregate purchase price indicated on Schedule A hereto (the “Aggregate Purchase Price”). Subject to the terms and conditions of this Agreement, the Sellers shall issue or sell (as the case may be) to the Investor the number of Units equal to the Subscription Amount. For each twenty shares of Common Stock sold by the Selling Stockholder to the Investor hereunder, the Company shall issue and deliver to the Investor a Warrant, entitling the holder thereof to purchase seven shares of Common Stock from the Company (subject to adjustment as provided in the Warrant).

(b) Subject to the terms and conditions of this Agreement, within three business days after the date of this Agreement, the Investor shall deliver the Aggregate Purchase Price by wire transfer to The Bank of New York, as escrow agent (the “Escrow Agent”), in accordance with the wire transfer instructions attached hereto as Exhibit B.

1.2 Aggregate Number of Units Offered. The Sellers have entered and intend to enter into this same form of Subscription Agreement, with only those differences reflected on Schedule 1.2 attached hereto (the “Other Agreements”), with certain other investors (the “Other Investors”), who are not acting in concert or as a group with the Investor, and desire to offer and sell (the “Offering”) up to an aggregate of 105,000 Units (the “Offering Amount”). The Investor hereby acknowledges receipt of a copy of the Confidential Private Placement Memorandum of the Company dated June 6, 2007 (the “Memorandum”), relating to the Offering.

1.3 Aggregate Purchase Price Escrow Account. All payments for Units made by the Investor as contemplated by Section 1.1 hereof will be held by the Escrow Agent for the Investor’s benefit in a non-interest bearing escrow account. As contemplated by the terms of the Escrow Agreement, the payment will be returned promptly, without interest or deduction, if the conditions in Section 1.7 hereof are not satisfied or waived by the Investor or this Agreement is terminated pursuant to Section 1.4 on or after the Termination Date.

1.4 Binding Effect of this Agreement.

(a) The Investor acknowledges Oppenheimer & Co. Inc. is acting as senior placement agent (“Oppenheimer) and Roth Capital Partners, LLC is acting as co-placement agent (together with Oppenheimer, the “Placement Agents”) in connection with the Offering. In the event the Closing shall not have occurred on or prior to July 17, 2007 (the “Termination Date”) this Agreement may be terminated by any non-breaching party and be of no force and effect. Until the Termination Date, no party is entitled to cancel, terminate or revoke this Agreement or any of their respective agreements hereunder. Notwithstanding any such termination, the Company shall remain obligated to reimburse the Investor for the expenses in accordance with Section 6.12 below. Nothing contained in this Section 1.4 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

(b) The Investor and its direct and indirect transferees of the Securities (as defined herein) will be entitled to the benefits of the Registration Rights Agreement, in the form of Exhibit C hereto, to be dated as of the Closing Date among the parties hereto (the “Registration Rights Agreement”) pursuant to which the Company shall agree, among other things, to file a shelf registration statement (the “Shelf Registration Statement”) pursuant to Rule 415 under the Securities Act covering the resale, by the holders thereof, of all the shares of Common Stock purchased from the Selling Stockholder and all the Common Shares (as defined herein) and Warrant Shares (as defined herein).

1.5 Delivery of Units at Closing.

(a) The completion of the purchase and sale of the Units (the “Closing”) shall occur, subject to the satisfaction or waiver of the conditions set forth in Section 1.6 hereof and Section 1.7 hereof (other than those intended to be satisfied at Closing), at 8:00 a.m. Pacific Daylight Time on the first (1st) business day on which the conditions to the Closing set forth in Sections 1.6 and 1.7 are satisfied or waived (the “Closing Date”) at the offices of O’Melveny & Myers LLP, 400 S. Hope Street, Los Angeles, CA 90071, or such other time, date or place is agreed to by the parties.

(b) At the Closing, (i) the Sellers shall authorize the Company’s transfer agent to issue or transfer, as applicable, and the transfer agent shall issue or transfer, as applicable, to the Investor one or more stock certificates registered in the name of the Investor, or in such name of nominee(s) designated by the Investor in writing, representing the number of shares of

Common Stock set forth on Schedule A and (ii) the Company shall issue a Warrant to purchase the number of shares of Common Stock set forth on Schedule A, in each case, against payment of the Aggregate Purchase Price in accordance with Section 1.1 hereof.

1.6 Conditions to the Sellers’ Obligation to Complete Purchase and Sale. The Sellers’ obligation to issue or sell (as the case may be) the Units to the Investor at Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Sellers’ sole benefit and may be waived by the Sellers at any time in their sole discretion by providing the Investor with prior written notice thereof:

(a) Payment of Purchase Price. The Investor shall have delivered to the Escrow Agent the Aggregate Purchase Price;

(b) Representations and Warranties; Covenants. The representations and warranties of the Investor set forth in Article III hereof shall be true and correct as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date (which shall be true and correct as of such date)), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor on or prior to the Closing Date;

(c) Deliveries. The Investor shall have duly executed and delivered to the applicable Sellers each of the Transaction Documents to which it is a party; and

(d) Minimum Offering Amount. The aggregate purchase price paid to the Company for all of the Units in the Offering by the Investor pursuant to this Agreement and the Other Investors pursuant to the Other Agreements at or prior to the Closing hereunder shall not be less than $14 million.

1.7 Conditions to the Investor’s Obligation to Complete Purchase and Sale. The obligation of the Investor hereunder to purchase the Units from the Sellers at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Sellers with prior written notice thereof (provided that the condition set forth in Section 1.7(k) below may not be waived):

(a) Opinion of Counsel. Receipt by the Investor of an opinion letter of Michael W. Sanders, counsel to the Company, dated the Closing Date, in a form reasonably acceptable to the Investor.

(b) Representations and Warranties; Covenants. The representations and warranties of the Company set forth in Article II hereof shall be true and correct as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company on or prior to the Closing Date. The representations and warranties of the Selling Stockholder set forth in Article III hereof, shall be true and correct as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such date), and the Selling Stockholder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Selling Stockholder on or prior to the Closing Date;

(c) Certificate. The Company shall have delivered to the Investor a certificate, dated the Closing Date, duly executed on behalf of the Company by its Chief Executive Officer certifying as to the satisfaction of conditions set forth in clauses (b) (with respect to the Company), (e), (f), (g), (h), (i) and (j) of this Section 1.7. The Selling Stockholder shall have delivered to the Investor a certificate, dated the Closing Date, duly executed by the Selling Stockholder certifying, with respect to the Selling Stockholder, as to the satisfaction of conditions set forth in clauses (b), (e), (g), (h) and (j) of this Section 1.7;

(d) Secretary’s Certificate. The Company shall have delivered to the Investor a certificate, dated the Closing Date, duly executed by its Secretary or Assistant Secretary, certifying that the attached copies of the Company’s articles of incorporation, by-laws and the resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby, are all true, complete and correct and remain unamended and in full force and effect;

(e) No Litigation. On the Closing Date, no legal action, suit or proceeding shall be pending or overtly threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(f) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by any stock exchange or market on which the Common Stock is then listed or admitted for trading or quotation, as applicable, or the Securities and Exchange Commission (the “SEC”) (and suspension shall not have been threatened by the SEC or the Principal Market (as defined below), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on Nasdaq, nor shall a banking moratorium have been declared either by the United States or New York State authorities. The Company shall have filed an additional listing application with the Principal Market to list all the shares of Common Stock purchased from the Selling Stockholder and all the Common Shares and Warrant Shares and no other approval of the Principal Market is required (and no other action shall be required to be taken by the Company) to list all the shares of Common Stock purchased from the Selling Stockholder and all the Common Shares and Warrant Shares on the Principal Market;

(g) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement;

(h) Material Adverse Effect. No material adverse effect or prospective material adverse effect on (i) the business, assets, management, condition (financial or otherwise), operations (including results thereof) or prospects of the Company and its Subsidiaries (defined below) considered as a whole or (ii) the transactions contemplated hereby or in the other Transaction Documents (as defined below), and no event that would prohibit or otherwise interfere with the ability of the Company or the Selling Stockholder to perform any of their respective obligations under this Agreement in any material respect (each of the foregoing being a “Material Adverse Effect”), in each case, shall have occurred or become known at or before the Closing Date;

(i) Minimum Offering Amount. The aggregate purchase price paid to the Company for all of the Units in the Offering by the Investor pursuant to this Agreement and the Other Investors pursuant to the Other Agreements at or prior to the Closing hereunder shall not be less than $14 million;

(j) Deliveries. Each of the Sellers shall have duly executed and delivered to the Investor each of the Transaction Documents to which it is a party, and the Sellers shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request; and

(k) Resale. The Investor shall have received assurances from the staff of the SEC (the “Staff”) that the Staff will not (i) characterize any offering pursuant to any registration statement filed pursuant to the Registration Rights Agreement as constituting an offering of securities by or on behalf of the Company, or in any other manner, such that any of the Stockholders (as defined in the Registration Rights Agreement) participating therein are prohibited from using any such registration statement to make continuous resales at the market thereunder pursuant to Rule 415 on Form S-3, (ii) require that any Registrable Shares be excluded from any such registration statement, (iii) require any Stockholders seeking to sell securities under any such registration statement to be specifically identified as an “underwriter” in order to permit any such registration statement to become effective or (iv) impose any other terms or conditions on the Investor.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor as follows:

2.1 Subsidiaries; Organization. The Company has no subsidiaries as defined by Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) except as set forth in Exhibit 21 to the Company’s Form 10-K for the year ended December 31, 2006 (collectively, the “Subsidiaries”, and each a “Subsidiary”). Each of the Company and its Subsidiaries is duly organized and validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

2.2 Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrant, and the Registration Rights Agreement (each, a “Transaction Document” and collectively the “Transaction Documents”). This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3 Non-Contravention. The execution and delivery of the Transaction Documents, the issuance and sale of the Common Shares (as defined herein), the Warrants and the Warrant Shares (as defined herein) pursuant to the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries may be subject, (ii) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, any of its Subsidiaries or their respective properties, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries may be subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body is required for the execution and delivery of the Transaction Documents and the valid issuance and sale of the Units in the Offering and the Common Shares, the Warrants and the Warrant Shares pursuant to the Transaction Documents, other than such as have been made or obtained. The Units in the Offering, the Common Shares, the Warrants and the Warrant Shares and the shares of Common Stock sold by the Selling Stockholder in the Offering are collectively referred to herein as the “Securities”).

2.4 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the 24 months preceding the date of this Agreement (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The SEC Documents complied in all material respects with the Exchange Act’s and the SEC’s requirements as of their respective filing dates, and none of the information contained therein as of the date thereof contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.5 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 13,000,000 shares of capital stock, of which 12,000,000 shares are designated Common Stock and 1,000,000 shares are designated Preferred Stock, including 500 shares designated as Series II Convertible Preferred Stock. As of the date hereof, there were 6,532,950 shares of Common Stock issued and outstanding, no shares of Preferred Stock issued and outstanding, and no shares of Series II Convertible Preferred Stock outstanding. As of the date hereof, 918,658 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options issued by the Company to certain former and current employees, consultants and directors of the Company. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with federal and U.S. state securities laws. Other than as disclosed in the SEC Documents, there are no outstanding rights, options, warrants, preemptive rights, rights of first refusal, agreements, commitments or similar rights for the purchase or acquisition from the Company or any of its Subsidiaries of any securities of the Company or any of its Subsidiaries. The shares of Common Stock to be sold by the Company pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement (the “Common Shares”) will be validly issued, fully paid and nonassessable and free and clear of all pledges, liens and encumbrances. The Warrants to be issued pursuant to this Agreement have been duly authorized. The Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) has been duly authorized and reserved and, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable and free and clear of all pledges, liens and encumbrances. No preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Securities or the issuance and sale thereof. No further approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Securities. Except for the registration rights held by Eaturna, LLC prior to the date hereof, which Eaturna, LLC has agreed it will not exercise in connection with any registration statement that covers any Registrable Shares, no holder of any of the securities of the Company has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Shelf Registration Statement. The Company understands and acknowledges that the number of Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. The transactions contemplated hereby will not result in an adjustment or decrease to any exercise or conversion price contained in any securities issued by the Company. 2,044,178 shares of the Company’s issued and outstanding shares of Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding shares of Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, as of the date hereof no Person (other than Eaturna, LLC) owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Equivalents (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) without regard to any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

2.6 Legal Proceedings. Except as disclosed in the SEC Documents, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect.

2.7 No Violations. Neither the Company nor any of its Subsidiaries: (i) is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any of its Subsidiaries, which violation, individually or in the aggregate, would have a Material Adverse Effect, (ii) is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which the properties of the Company or any of its Subsidiaries may be bound, except for those defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

2.8 Governmental Permits, Etc. The Company and its Subsidiaries possess all franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are necessary for the operation of their respective businesses as currently conducted, except where such failure to possess would not, individually or in the aggregate, have a Material Adverse Effect.

2.9 Intellectual Property. The Company and its Subsidiaries own or possess sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how that are necessary for the conduct of their respective businesses as now conducted and as presently proposed to be conducted, except where the failure to have the right to use, own or possess would not, individually or in the aggregate, have a Material Adverse Effect (the “Company Intellectual Property”). No intellectual property (other than the Company Intellectual Property) is necessary or required for the operation of the business of the Company or any of its Subsidiaries as now conducted and as presently proposed to be conducted, except where the failure to own or possess such intellectual property would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, (i)

neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of, any infringement by the Company of intellectual property rights of any third party that, individually or in the aggregate, could have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has received any written notice of any infringement by a third party of any Company Intellectual Property that, individually or in the aggregate, could have a Material Adverse Effect.

2.10 Financial Statements. The consolidated financial statements of the Company and its Subsidiaries, and the related notes thereto included in the SEC Documents, (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing, (ii) present fairly the financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows for the periods therein specified and (iii) have been prepared in compliance with the Securities Act and in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified; and the Company and its Subsidiaries do not have any material liabilities or obligations, direct or indirect, contingent or otherwise (including but not limited to off-balance sheet obligations), not disclosed in the SEC Documents. Moss Adams LLP, which has examined certain of such financial statements as set forth in its report included in the SEC Documents, is an independent registered public accounting firm as required by the Securities Act for an offering registered thereunder.

2.11 No Material Adverse Change. Except as publicly disclosed in the SEC Documents, since January 1, 2007, there has not been (i) any material adverse change or any development involving a prospective material adverse change in the business, assets, management, condition (financial or otherwise), operations (including results thereof) or prospects of the Company and its Subsidiaries taken as a whole, (ii) any liability or obligation, direct or indirect, contingent or otherwise, that is material to the Company and its Subsidiaries taken as a whole, incurred by the Company and its Subsidiaries taken as a whole, except liabilities and obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company and its Subsidiaries taken as a whole which has been sustained which has had a Material Adverse Effect. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, insolvent

2.12 Listing. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Capital Market (the “Principal Market”), and the Company has taken no action designed to terminate, or likely to have the effect of terminating, (and the Company has no knowledge of any fact that would result in the termination of) the registration of the Common Stock under the Exchange Act or the de-listing of the Common Stock from the Principal Market, nor to the Company’s knowledge is The NASDAQ Stock Market, Inc. (“Nasdaq”) currently contemplating terminating such listing. The Company is not in violation of, and has not received notice (written or oral) from Nasdaq to the effect that the Company is not in compliance with, the listing or maintenance requirements of the Principal Market. Assuming the accuracy of the representations made by the Investor in Article IV hereof, no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver the Securities to the Investor as contemplated by the Transaction Documents or to issue and deliver the securities to the Other Investors as contemplated by the Other Agreements, including such as may be required pursuant to Nasdaq Rule 4350(i).

2.13 No Manipulation of Stock. Neither the Company, nor any of its Subsidiaries, nor any of their respective affiliates has taken or may take directly or indirectly, any action in violation of applicable law or any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares, the Warrant Shares or the shares of Common Stock to be sold by the Selling Stockholder hereunder. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Investor or any Other Investor as a result of the transactions contemplated by this Agreement and the Other Agreements, including, without limitation, the Company’s issuance of the Securities and ownership of the Securities by the Investor or the Company’s issuance of securities and ownership of the securities by any Other Investor. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

2.14 Insurance. The Company and each of its Subsidiaries maintain and will continue to maintain insurance in amounts and covering risks as are prudent and customary with industry practice for the conduct of their respective businesses and the value of their respective properties.

2.15 Tax Matters. The Company and each of its Subsidiaries have timely filed all material federal, state, local and foreign income and franchise and other tax returns required to be filed by any jurisdiction to which it is subject and has paid all taxes due in accordance therewith, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, could have) a Material Adverse Effect.

2.16 Investment Company. The Company is not an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” within the meaning of such terms under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the SEC thereunder, and the Company will not be or be required to register as any of the foregoing under the 1940 Act after giving effect to the transactions contemplated by this Agreement.

2.17 No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Investor in Article III hereof, no registration of the Units under the Securities Act is required in connection with the offer and sale of the Units by the Company in the Offering.

2.18 Disclosure. Neither this Agreement, the Memorandum, nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading

2.19 No Integrated Offering; No General Solicitation. Neither the Company nor any of its affiliates, nor any Person acting on its behalf or their behalf, directly or indirectly has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities pursuant to this Agreement and the Other Agreements; or (ii) offered, solicited offers to buy or sold Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The Company does not have any registration statement pending before the SEC or currently under the SEC’s review.

2.20 Compliance with Law. The business of the Company and its Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, including but not limited to those relating to the protection of human health and safety, labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, except for the alleged violation of California labor laws with respect to providing meal and rest breaks that are the subject of the pending litigation described in the SEC Documents or except such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect.

2.21 Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

2.22 Forward-Looking Statements. The information contained in the SEC Documents regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Company on a reasonable basis and reflected the Company’s good faith belief and/or estimate of the matters described therein, in each case as of the date of the SEC Document containing such information.

2.23 Use of Proceeds. The Company’s proceeds from the sale of the Securities will be used by the Company (a) to repay a portion of the amounts due under the Company’s revolving credit facility, (b) to pay amounts owing to Hotel Restaurant Properties, Inc. and affiliated Persons, (c) to fund acquisitions and new restaurant development, and (d) for general corporate purposes, all as set forth in the Memorandum, and the amounts actually paid under (a) and (b) will not be materially different from the amounts set forth in the Memorandum.

2.24 Non-Public Information. The Company confirms that neither it nor any Person acting on its behalf has provided Investor with any information that the Company believes constitutes material non-public information, except with respect to the existence, terms and conditions of this offering.

2.25 ERISA. None of the Company or its Subsidiaries has, or, after giving effect to the issuance and sale of the Securities, will have, any liability for any prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), accumulated funding deficiency (as defined in Section 302 of ERISA) or any complete or partial withdrawal from a multiemployer plan (as defined in Section 4001(a)(3) of ERISA), with respect to any plan (as defined in Section 3(3) of ERISA) as to which the Company or any of its Subsidiaries has any liability. With respect to such plans, the Company and its Subsidiaries are, and, after giving effect to the issuance and sale of the Securities, will be, in compliance in all material respects with all applicable provisions of the Code and ERISA.

2.26 S-3 Eligibility. The Company is eligible to use Form S-3 for the resale of the Shares and Warrant Shares by the Investor or its transferees.

2.27 Title. Each of the Company and its Subsidiaries has good title to all real and personal property described in the SEC Documents as being owned by it or which is material to their respective businesses and valid and enforceable leases for all real and personal property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the SEC Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements, including those referred to in the SEC Documents, to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the other party or parties thereto, except where the invalidity or unenforceability would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) is a party to any contract, agreement or instrument, under which any party thereto is presently in violation thereof or default thereunder (and the Company has no knowledge of any reasonably foreseeable violation thereof or default thereunder), other than defaults or violations which could not reasonably be expected to result in a Material Adverse Effect or (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. The Company is not, and has never been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Investor’s request

2.28 Employees. Except as set forth in the SEC Documents, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of its Subsidiaries which is pending or, to the knowledge of the Company, threatened. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.

2.29 No Brokerage or Finder’s Fees. Except as described in the engagement letter dated May 22, 2007 with Oppenheimer, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section 2.29 that may be due in connection with the transactions contemplated by this Agreement.

2.30 Books and Records. The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 promulgated under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

2.31 Other Transactions. Except as disclosed in the SEC Documents, none of the Company’s officers, directors, or, to the Company’s knowledge officers, the employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

2.32 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its

Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.33 No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably foreseeable to exist or occur with respect to the Company, any of its Subsidiaries or their respective business, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced (other than the existence of the Offering, which will be disclosed pursuant to Section 5.2 below) or which would have a material adverse effect on the Investor’s investment in the Company hereunder.

Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered pursuant to this Agreement shall be deemed a joint and several representation and warranty by the Company and its Subsidiaries to the Investor as to the matters covered thereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER

The Selling Stockholder represents and warrants to the Investor as follows:

3.1 Due Authorization. This Agreement has been validly executed and delivered by the Selling Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and legally binding obligation of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.2 Non-Contravention. The execution and delivery of this Agreement, the transfer and sale of the Common Stock to be sold by the Selling Stockholder under this Agreement, the performance by the Selling Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Selling Stockholder is a party or by which it or its properties are bound, or (ii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Selling Stockholder or the Selling Stockholder’s properties. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the sale of the Common Stock to be sold pursuant to this Agreements by the Selling Stockholder, other than such as have been made or obtained.

3.3 Title. The Selling Stockholder holds good and marketable title to all of the Common Stock to be sold by the Selling Stockholder under this Agreement, free and clear of any liens, encumbrances, claims, security interests or other restrictions. The Selling Stockholder possesses full authority and legal right to sell, transfer and assign to Investor the shares of Common Stock to be sold by the Selling Stockholder under this Agreement. At the time of transfer to Investor by the Selling Stockholder of such shares of Common Stock, Investor will own such shares of Common Stock free and clear of any liens, encumbrances, claims, security interests or other restrictions. There are no claims pending or, to the Selling Stockholder’s knowledge, threatened against the Company or the Selling Stockholder that concern or affect title to any of the shares of Common Stock to be sold by the Selling Stockholder under this Agreement, or that seek to compel the transfer or issuance of such Common Stock.

3.4 Legal Proceedings. There is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Selling Stockholder, threatened against the Selling Stockholder wherein an unfavorable decision, ruling or finding would reasonably be expected to adversely affect the validity or enforceability of, or the authority or ability of the Selling Stockholder to perform its obligations under, this Agreement.

3.5 No Broker. Other than the fee to be paid by the Selling Stockholder to the Placement Agents, the Selling Stockholder has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor represents and warrants to the Sellers (and covenants with the Company with respect to Sections 4.5 and 4.6 below) as follows:

4.1 Securities Law Representations and Warranties.

(a) The Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, can bear the economic risk of a total loss of its investment in the Securities and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Investor is not a broker-dealer;

(b) The Investor is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty (except as set forth in Section 5.9), to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act;

(c) The Investor was not organized for the specific purpose of acquiring the Securities (or if the Investor was organized for the specific purpose of acquiring the Securities, then all of its equity owners are “accredited investors” as defined in Regulation D under the Securities Act);

(d) The Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder;

(e) The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Sellers are relying upon the truth and accuracy of, and the Investor’s compliance with, representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein and in the applicable Warrant in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities;

(f) The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities; and

(g) The Investor acknowledges that the Sellers have represented that no action has been or will be taken in any jurisdiction outside the United States by the Sellers that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. If the Investor is located or domiciled outside the United States it agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

4.2 No Change of Control. The purchase by such Investor of the Units issuable to it at the Closing will not result in such Investor (individually or together with other Person with whom such Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.9% of the Common Stock or the voting power of the Company immediately following the Closing (assuming that the Closing shall have occurred). Such Investor does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the transactions contemplated hereby (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.9% of the Common Stock or the voting power of the Company immediately following the Closing (assuming that the transactions contemplated hereby shall have occurred). The Investor does not as of the date hereof, and will not immediately following the Closing (assuming that the Closing occurs), own 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Equivalents owned by the Investor, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) but taking into account any limitations on exercise or conversion (including “blockers”) contained therein).

4.3 [Intentionally Omitted]

4.4 Authorization; Enforcement; Validity. The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5 Certain Trading Limitations. The Investor (i) represents that on and from the date the Investor first became aware of the Offering until the date hereof he, she or it has not and (ii) covenants that for the period commencing on the date hereof and ending on the day the Offering is publicly announced as contemplated by Section 5.2 below, he, she or it will not, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to (collectively, a “Disposition”) Common Stock of the Company by the Investor or any other Person in violation of the Securities Act. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

4.6 No Sale of Securities. The Investor hereby covenants with the Company not to make any sale of the Securities without (i) complying with the provisions of this Agreement, or

(ii) without satisfying the requirements of the Securities Act and the rules and regulations promulgated thereunder, including, without limitation, causing the prospectus delivery requirement under the Securities Act to be satisfied, if applicable.

4.7 Investor Suitability Questionnaire. The information contained in the Investor Suitability Questionnaire in the form attached hereto as Exhibit D delivered by the Investor in connection with this Agreement is complete and accurate in all material respects.

4.8 No Advice. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units.

4.9 Independent Investment. Unless a Schedule 4.9 is attached hereto and then only as otherwise set forth thereon, the Investor has not agreed to act with any Other Investor for the purpose of acquiring, holding, voting or disposing of the Securities hereunder for purposes of Section 13(d) under the Exchange Act, and the Investor is acting independently with respect to its investment in the Securities.

The Sellers acknowledge and agree that the Investor does make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article IV and Section 5.9.

ARTICLE V

COVENANTS

5.1 Form D. The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to perfect its claim to the exemption provided by Rule 506 of Regulation D.

5.2 Form 8-K; Press Release. The Company shall, on or before 8:30 a.m., New York City Time, on the fourth (4th) business day after the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Investor and the Placement Agents disclosing all the material terms of the transactions contemplated by this Agreement and the agreements contemplated hereby and the Other Agreements. On or before 8:30 a.m., New York City Time, on the fourth (4th) business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement and the other Transaction Documents and the Other Agreements in the form required by the Exchange Act and attaching all the material agreements (including, without limitation, this Agreement (and all schedules to this Agreement), and the form of Warrant and the Registration Rights Agreement). The Company agrees, as soon as practicable after the Closing Date, but in no event later than one business day after the Closing Date, to issue a press release and to file with the SEC a Current Report on Form 8-K disclosing the sale of the Units to the Investor under this Agreement and to the Other Investors under the Other Agreements (and contain all of the information and disclosure contemplated above if the Closing Date occurs on or prior to the fourth (4th) business day after the date of this Agreement), which such press release and Current Report shall be subject to prior review and comment by the Placement Agents and the Investor. Upon the issuance of the Press Release, to the knowledge of the Company, the Investor will not be in possession of any material, nonpublic information regarding the Company or its Common Stock. The Company agrees that, after the execution of this Agreement, none of the Company’s communications to the Investor will include (and the Company shall not and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to provide to the Investor) any material, nonpublic information regarding the Company or any of its Subsidiaries, unless otherwise agreed in writing by the Company and the Investor or except as contemplated by Section 5.10. In the event of a breach of the foregoing covenant by the Company, or any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in any other agreement contemplated hereby, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. The Company shall not publicly disclose the name of the Investor, or include the name of the Investor in any filing with the Commission (other than in the Shelf Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Nasdaq, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure.

5.3 Certain Future Financings and Related Actions. Commencing on the date hereof and for a period of one hundred and twenty (120) days following the effective date of the Shelf Registration Statement which covers all of the securities required to be covered thereunder, the Company shall not, without the prior written consent of the holders of at least 70% in interest of the shares of Common Stock issued or sold in connection with the Offering on the Closing Date, directly or indirectly offer, sell, issue, contract to sell or issue, grant any option to purchase, or otherwise dispose of (or announce any issuance, offer, sale, contract, grant or any option to purchase or other disposition of) (or engage any Person to assist the Company in taking any such action) any capital stock of the Company or securities convertible into, exchangeable for or otherwise entitling the holder to acquire, any capital stock of the Company, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time and under any circumstances convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company (collectively with such capital stock or other securities of the Company, “Equivalents”) (any such issuance, offer, sale, grant, contract, disposition or announcement being referred to as a “Subsequent Placement”); provided, however, that nothing in this Section 5.3 shall prohibit the Company from issuing (i) Common Stock upon exercise or conversion, exchange, purchase or similar rights issued, granted or given by the Company that are outstanding as of the date of this Agreement (provided that none of the foregoing shall be amended to increase the number of shares issuable thereunder or to lower the exercise or conversion price thereof and the Company shall not otherwise materially change the terms or conditions thereof in any manner that adversely affects the Investor) or (ii) Common Stock or standard options to purchase Common

Stock issued to directors, officers, employees or consultants of the Company in connection with their service as directors or officers of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company (or the compensation committee of the Board of Directors of the Company), provided that all such issuances after the date hereof pursuant to this clause (ii) do not, in the aggregate, exceed the number shares of Common Stock authorized and reserved for issuance under such equity compensation program as of the date hereof (each of the foregoing in clauses (i) and (ii), collectively the “Excluded Securities”). For clarification purposes and without implication that the contrary would otherwise be true, any Subsequent Placement which has been consented to as contemplated above shall still be subject to the provisions of Section 5.10 below.

5.4 Legends.

The Company shall cause the Securities to bear (and all securities issued in exchange therefor or in substitution thereof, including the Warrant Shares, shall bear) a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a new certificate evidencing the applicable Security of like tenor and aggregate number of shares and which shall not bear the restrictive legends required by this Section 5.4: (i) with respect to Common Stock (which for clarification purposes shall include Warrant Shares), if Common Stock has been resold or transferred pursuant to any registration statement effective at the time of such transfer, (ii) while a registration statement (including the Shelf Registration Statement) covering the resale of such Security is effective under the Securities Act, (iii) if such Security is eligible to be sold, assigned or transferred under Rule 144(k) (promulgated under the Securities Act) or (iv) if, in connection with a sale transaction, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale, assignment or transfer of the applicable Securities may be made without registration under the Securities Act. The Company shall not require such opinion of counsel for the sale of the Securities in accordance with Rule 144(k) of the Securities Act in the event that the Investor provides such representations that the Company shall reasonably request confirming compliance with the requirements of Rule 144(k). If the Investor requests that the legend on a Security be removed pursuant to clause (ii) above, the Investor hereby agrees to indemnify the Company against all losses incurred by the Company as a result of the sale of such unlegended Security by the Investor without such legend while the registration statement covering such Security is not effective or the prospectus contained therein is not available for use, but only to the extent that such sale was in violation of applicable law, the Company informed the Investor prior to such sale that such registration statement is not effective or the prospectus contained therein is not available for use, and the Investor was required under the Registration Rights Agreement to cease using such prospectus prior to such sale.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Units pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of such securities.

If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) trading days following the delivery by the Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Investor as may be required above in this Section 5.4, as directed by the Investor, either: (A) deliver (or cause to be delivered to) the Investor a certificate representing such Securities that is free from all restrictive and other legends or (B) credit the balance account of the Investor’s or the Investor’s nominee with DTC with a number of shares of Common Stock equal to the number of shares of Common Stock or Warrant Shares (as the case may be) represented by the certificate so delivered by the Investor (the date by which such certificate is required to be delivered to the Investor or such shares are required to be so credited pursuant to the foregoing is referred to herein as the “Required Delivery Date”). If the Company fails to (i) issue and deliver (or cause to be delivered) to the Investor by the Required Delivery Date a certificate representing the Securities so delivered to the Company or transfer agent (as the case may be) by the Investor that is free from all restrictive and other legends or (ii) credit the balance account of the Investor or the Investor’s nominee with DTC for such number of shares of Common Stock or Warrant Shares so delivered to the Company, and if on or after the Required Delivery Date the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then, in addition to all other remedies available to the Investor, the Company shall, within three (3) trading days after the Investor’s request and in the Investor’s sole discretion, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit the Investor’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to the Investor a certificate or certificates or credit the Investor’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock or Warrant Shares (as the case may be) that the Company was required to deliver to the Investor by the Required Delivery Date times (B) the VWAP of the Common Stock for the five (5) trading day period immediately preceding the Required Delivery Date.

For purposes of this Section 5.4, “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded) during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Investor. If the Company and the Investor are unable to agree upon the fair market value of such security, then they shall agree in good faith on a reputable investment bank to make such determination of fair market value, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

The Company shall issue irrevocable instructions to its transfer agent in form reasonably acceptable to the Investor (the “Irrevocable Transfer Agent Instructions”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Investor or its respective nominee(s), for the shares of Common Stock and the Warrant Shares in such amounts as specified from time to time by the Investor to the Company upon delivery of the Common Stock or the exercise of the Warrant. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.4 will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If the Investor effects a sale, assignment or transfer of the Securities in accordance with this Agreement, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Common Stock or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule

144 (promulgated under the Securities Act), the transfer agent shall issue such shares to the Investor, assignee or transferee (as the case may be) without any restrictive legend in accordance with this Section 5.4. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.4 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5.4, that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

5.5 Additional Registration Statements. Until the Effective Date (as defined in the Registration Rights Agreement) of the initial Shelf Registration Statement required to be filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement which covers all of the securities required to be covered thereunder, the Company shall not file a registration statement under the Securities Act (other than on Form S-8) relating to securities that are not the Registrable Shares (as defined in the Registration Rights Agreement).

5.6 Reporting Status. Until the date on which the Investor and all Other Investors shall have sold all of the Securities issued and sold by the Sellers in connection with this Agreement and the securities issued and sold by the Sellers in connection with the Other Agreements (as the case may be) (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

5.7 Listing. The Company shall promptly secure the listing of all of the Registrable Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of this Agreement and the other Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market, the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.7.

5.8 Variable Rate Transaction. From the date hereof until 18 months after the Effective Date of the initial Shelf Registration Statement required to be filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement which covers all of the securities required to be covered thereunder, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” shall mean a transaction in which the Company directly or indirectly (i) issues or sells any Equivalents either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Equivalents or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, but not limited to, an equity line of credit) whereby the Company may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the Company may effect a Subsequent Placement involving a Variable Rate Transaction with the prior written consent of the holders of at least 70% in interest of the shares of Common Stock issued or sold in connection with the Offering on the Closing Date (it being understood and agreed for clarification purposes that if such consent is obtained then such Subsequent Placement shall be subject to Section 5.10 below).

5.9 Trading Restrictions. The Investor represents and warrants to, and covenants with, the Company that it will not (and its affiliates acting on its behalf or pursuant to any understanding with it will not) engage in or effect, directly or indirectly, any transactions in any securities of the Company (including, without limitation, any short sales, “locking-up” borrow or hedging activities involving the Company’s securities) during the period commencing on the date hereof and ending on the earlier to occur of (i) one (1) year after the Effective Date (as defined in the Registration Rights Agreement) of the initial Shelf Registration Statement covering all the Registrable Shares to be filed by the Company pursuant to Section 2(a) of the Registration Rights Agreement, (ii) two years from the Closing Date and (iii) the date this Agreement is terminated pursuant to Section 1.4. In furtherance (and without limitation) of the foregoing, during such restricted period, neither the Investor nor any of such affiliates, (a) will directly or indirectly, sell, agree to sell, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any securities of the Company, or (b) will establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any such securities (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any such securities, whether or not such transaction is to be settled by delivery of any such securities, other securities, cash or other consideration. Notwithstanding the foregoing, it is understood and agreed that nothing contained in this Section 5.9 shall prohibit the Investor (or such affiliates) from (1) purchasing or agreeing to purchase unrestricted securities of the Company or securities which are covered by an effective registration statement and the prospectus included therein is available for use on the date of such purchase (including through block trades or privately negotiated transactions), (2) purchasing or agreeing to purchase (A) securities of the Company pursuant to Section 5.10 or otherwise from the Company, (B) securities of the Company from affiliates of the Company or (C) securities of the Company from affiliates of the Investor, (3) exercising any or all of the

Warrant to acquire Warrant Shares or otherwise acting under or enforcing, or receiving any right or benefit or adjustment under, the Warrant, (4) selling or agreeing to sell “long” securities of the Company (because the Investor or such affiliate is “deemed to own such securities” pursuant to paragraph (b) of Rule 200 under Regulation SHO), including, without limitation, (I) any Common Stock, Warrant or Warrant Shares acquired hereunder or pursuant to the transactions contemplated hereby or any of the agreement contemplated hereby, (II) securities acquired after the date hereof in accordance with this paragraph or (III) securities of the Company acquired prior to the date hereof, (5) pledging or hypothecating any securities of the Company in connection with leverage arrangements engaged in by the Investor (or such affiliates) without the purpose of transferring economic risk relating to such securities, (6) from transferring any of the Securities to any affiliate who agrees in writing to be bound by this Section 5.9, in each case, provided such sale is in compliance with all applicable securities laws and following the public announcement of the transaction contemplated hereby pursuant to Section 5.2, or (7) selling, or receiving securities, of the Company pursuant to the terms of a Fundamental Transaction (as defined in the Warrant) or purchasing securities of the Company in a Fundamental Transaction in accordance with applicable law.

5.10 Participation Right. From the date hereof until the two year anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 5.10. The Company acknowledges and agrees that the right set forth in this Section 5.10 is a right granted by the Company, separately, to the Investor.

(a) The Company shall deliver to the Investor a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with the Investor in accordance with the terms of the Offer at least 33% of the Offered Securities, provided that the number of Offered Securities which the Investor shall have the right to subscribe for under this Section 5.10 shall be (a) based on the Investor’s pro rata portion of the aggregate number of Units purchased hereunder by the Investor and by all Other Investors under the Other Agreements (but not any Other Investor who does not have similar participation rights thereunder for at least 33% of the Offered Securities) (each such Other Investor, if any, who has similar participation rights thereunder for at least 33% of the Offered Securities is referred to herein as an “Other Eligible Investor” and collectively as the “Other Eligible Investors”) (the “Basic Amount”), and (b) if the Investor elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of Other Eligible Investors as the Investor shall indicate it will purchase or acquire should the Other Eligible Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(b) To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the fifth (5th) business day after the Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Investor’s Basic

Amount that the Investor elects to purchase and, if the Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that the Investor elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by the Investor and all Other Eligible Investors are less than the total of all of the Basic Amounts (under this Agreement and all applicable Other Agreements), then if the Investor has set forth an Undersubscription Amount in its Notice of Acceptance, the Investor shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), and if the Investor has subscribed for any Undersubscription Amount, then the Investor shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of the Investor bears to the total Basic Amounts of the Investor and all Other Eligible Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer in any material respect prior to the expiration of the Offer Period, the Company may deliver to the Investor a new Offer Notice and the Offer Period shall expire on the fifth (5th) business day after the Investor’s receipt of such new Offer Notice.

(c) The Company shall have ten (10) business days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not materially more favorable to the acquiring Person or Persons or materially less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5.10(c) above), then the Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Investor elected to purchase pursuant to Section 5.10(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Investor pursuant to this Section 5.10 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investor in accordance with Section 5.10(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in the Notice of Acceptance. The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and its counsel.

(f) Any Offered Securities not acquired by the Investor or other Persons in accordance with this Section 5.10 may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement.

(g) The Company and the Investor agree that if the Investor elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby the Investor shall be required to agree to any restrictions on trading as to any securities of the Company owned by the Investor prior to such Subsequent Placement more restrictive in any material respect than the restrictions contained in the this Agreement and the other Transaction Documents.

(h) Notwithstanding anything to the contrary in this Section 5.10 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investor will not be in possession of any material, non-public information, by the tenth (10th) day following delivery of the Offer Notice. If by such tenth (10th) day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer Notice and the Investor will again have the right of participation set forth in this Section 5.10. The Company shall not be permitted to deliver more than one such Offer Notice to the Investor in any sixty (60) day period.

The Company shall not circumvent the provisions of this Section 5.10 by providing terms or conditions to any Other Eligible Investors that are not provided to the Investor. The restrictions contained in this Section 5.10 shall not apply in connection with the issuance of any Excluded Securities.

ARTICLE VI

6.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within United States by first-class registered or certified airmail, or nationally recognized overnight express courier (with next day delivery specified), postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-

class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt, and shall be delivered as addressed as follows:

if to the Company or the Selling Stockholder to:

Mr. Philip Gay

President and CEO

Grill Concepts, Inc.

11661 San Vicente Blvd., Suite 404

Los Angeles, California 90049

Facsimile: (310) 820-6530

with a copy to:

Michael W. Sanders, Esq.

20333 S.H. 249, Suite 600

Houston, Texas 77070

Facsimile: (832) 446-2424

if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the other parties hereto in writing in accordance with the provisions of this Section 6.1.

6.2 Headings and Terms. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

6.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.4 No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Investor in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Investor at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Investor from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that (i) notice of any such waiver shall be given to each party hereto as set forth below, (ii) Section 5.9 may not be waived or amended by any party hereto, (iii) Section 5.10 may not be waived or amended by any party hereto unless such section applies to the Investor by its terms and (iv) Section 1.7(k) may not be waived by the Investor. Except as provided in the immediately preceding sentence, no provision of this Agreement may be amended except in a written instrument signed by the Company and the Investor. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Investor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or any of the Other Agreements unless the same consideration also is offered to all of the parties to the Transaction Documents and the Other Agreements, the holders of Common Stock issued in connection with the Offering or holders of any warrants issued in connection with the Offering (as the case may be). No Seller has, directly or indirectly, made any agreements with any Other Investor relating to the terms or conditions of the transactions contemplated by the Other Agreements and the Transaction Documents except as set forth in the Other Agreements and the Transaction Documents, and, without limiting Section 1.2, no Other Investor has been given terms or conditions that are more favorable than the terms and conditions set forth in this Agreement and the other Transaction Documents. If any Other Agreement is amended or modified by any Seller or Other Investor, then the Investor may, in its sole discretion, choose to have such amendment or modification apply to this Agreement by delivering written notice to the Company. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Investor has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

6.5 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company, the Selling Stockholder and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.

6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.

6.7 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

6.8 Entire Agreement. This Agreement, the Registration Rights Agreement, the Warrant and the other Transaction Documents constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, oral or written, other than those set forth or referred to herein and therein. This Agreement, the Registration Rights Agreement and the Warrant supersede all prior agreements and understandings with respect to the subject thereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.9 Finders Fees. Neither the Sellers nor the Investor nor any affiliate thereof has incurred any obligation which will result in the obligation of the other party to pay any finder’s fee or commission in connection with this transaction, except for fees payable by the Sellers to the Placement Agents.

6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. In the event that any executed signature page is delivered by facsimile transmission or by an e-mail in a .pdf file, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.11 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, executors and administrators and permitted assigns of the parties hereto. With respect to transfers that are not made pursuant to the Shelf Registration Statement, but are otherwise made in accordance with all applicable laws and the terms of this Agreement, the rights and obligations of the Investor under this Agreement with respect to the securities so transferred shall be automatically assigned by the Investor to any transferee of all or any portion of the Investor’s Securities who is a Permitted Transferee (as defined below); provided, however, that within five business days after to the transfer, (i) the Company is provided written notice of the transfer including the name and address of the transferee and the number of Securities transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement as if such transferee was the Investor. For purposes of this Agreement, a “Permitted Transferee” shall mean any Person who (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and (b) is a transferee of at least 5,000 Common Shares, shares of Common Stock, Warrant and/or Warrant Shares. Upon any transfer permitted by this Section 6.11, the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee was the Investor with respect to the securities so transferred. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

6.12 Expenses. The Company shall reimburse the Investor or its designee(s) for all its expenses incurred in connection with this Agreement and the other Transaction Documents (including, without limitation, all legal fees and disbursements in connection therewith) up to a maximum of $50,000, which amount shall be withheld by the Investor from its Aggregate Purchase Price at the Closing or paid by the Company upon termination of this Agreement so long as such termination did not occur as a result of a material breach by the Investor of any of its obligations hereunder (as the case may be). Except as set forth in this Section 6.12, each party hereto shall bear its own expenses in connection with the preparation and negotiation of this Agreement.

6.13 Exculpation. Each party to this Agreement acknowledges that O’Melveny & Myers LLP represented the Placement Agents in the Offering contemplated by this Agreement and has not represented either the Sellers or the Investor or any other investor who purchases Units in the Offering pursuant to a Subscription Agreement in substantially the form hereof.

6.14 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.15 Indemnification. In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and each affiliate of the Investor that holds any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of any of the Sellers in any of the Transaction Documents or (b) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by the Investor pursuant to Section 5.2, or (iv) the status of the Investor or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, that the Investor shall not be entitled to indemnification to the extent any of the foregoing is caused by its gross negligence, willful misconduct, a material breach of its representations and warranties under this Agreement or a material breach of any of its covenants under this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 6.15 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

6.16 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 6.15. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek specific performance and/or temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

6.17 Independent Nature of the Investor’s Obligations and Rights. The obligations of the Investor under the Transaction Documents are several and not joint with the obligations of any Other Investor under the Transaction Documents or any Other Agreement, and the Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under the Transaction Documents or any Other Agreement. Nothing contained herein or in any other Transaction Document or any Other Agreement, and no action taken by the Investor or any Other Investor pursuant hereto or thereto, shall be deemed to constitute the Investor or any Other Investor as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investor or any Other Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any of the Other Agreements or any matters, and the Company acknowledges that the Investor is not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents or any Other Agreement. The decision of the Investor to purchase Securities pursuant to the Transaction Documents has been made by the Investor independently of any Other Investor. The Investor acknowledges that no Other Investor has acted as agent for the Investor in connection with the Investor making its investment hereunder and that no Other Investor will be acting as agent of the Investor in connection with monitoring the Investor’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and the Investor confirms that the Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose. The use of the same form of agreement to effectuate the purchase and sale of the Units in the Offering was solely in the control of the Company, not the action or decision of the Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by the Investor. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and the Investor, solely, and not among the Company, the Investor or any Other Investor collectively and not between and among the Investor or any Other Investors.

6.18 Delivery of Securities. Notwithstanding anything contained in this Agreement or any other Transaction Document to the contrary, unless otherwise directed in writing by the Investor, the Company shall, and shall cause its agents and representatives to, deliver all of the Investor’s securities purchased pursuant to this Agreement (and all securities which are issuable to the Investor pursuant to the terms of this Agreement or any other Transaction Document) to the address for delivery of securities set forth on the Investor’s signature page to this Agreement, and copies of the certificates representing such securities shall be sent to the Investor to the address of the Investor as set forth on the Investor’s signature page to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be duly executed as of the date first written above.

“COMPANY”	GRILL CONCEPTS, INC.

By:
Philip Gay
President and CEO

[Signatures of Selling Stockholder on Following Page]

“SELLING STOCKHOLDER”

Robert Spivak

[Signatures of Investor on Following Page]

“INVESTOR”

(print full legal name of Investor)

By:
(signature of authorized representative)

Name:

Its:

Address:

Telephone:

Fax:

Email:

Tax I.D. or SSN:

Address where Units should be sent (if different from above)

A copy of all notices to the Investor (which shall not constitute notice) shall be sent to:

Fax: ( ) -
Attention:

[Signature page to Subscription Agreement]

Schedule A

Units Purchased

TOTAL NUMBER OF UNITS:

Seller	Shares of Common Stock	Common Stock Warrants
Grill Concepts, Inc.
Robert Spivak		None

AGGREGATE PURCHASE PRICE: $

Schedule 1.2

Section 1.7(k) shall be omitted from all the Other Agreements of all Other Investors.

Section 4.2 shall be modified in one Other Agreement with respect to one Other Investor who, together with such Other Investor’s affiliates, holds greater than 9.9% of the Company’s Common Stock prior to the Offering to substitute, in the last sentence of that section, 15% in place of 10%.

Section 5.10(a) shall be modified in only two Other Agreements with only two Other Investors to insert 19.9% in place of 33% in each place where that number appears.

Section 5.10 shall be deleted, in its entirety, in all Other Agreements, other than as noted above.

Section 6.12 shall be modified with respect to all Other Investors and all Other Agreements to read, in whole: “Each party hereto shall bear its own expenses in connection with the preparation and negotiation of this Agreement.”

Section 2(e) of the form of warrant attached to one Other Agreement shall be modified with respect to one Other Investor who, together with such Other Investor’s affiliates, holds greater than 9.90% of the Company’s Common Stock prior to the Offering to substitute, in the first sentence of that section, 19.90% in place of 4.90% and in the last sentence of that section, 19.90% in place of 9.90%. In all other respects, all warrants issued in connection with the Other Agreements shall be the same form as attached to this Agreement as Exhibit A.